UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 12, 2010
VCG Holding Corp.
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	001-32208 (Commission File Number)	84-1157022 (IRS Employer Identification Number)

390 Union Boulevard, Suite 540 Lakewood, Colorado (Address of Principal Executive Offices)	80228 (Zip Code)
(303) 934-2424
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
VCG Holding Corp. (the “Company”) is furnishing this Amendment to Current Report on Form 8-K/A to amend its Current Report on Form 8-K furnished on March 12, 2010 (the “Original 8-K”) in order to correct inadvertent errors in the financial information for the quarter and year ended December 31, 2009 contained in the press release titled “VCG Holding Corp. Announces 2009 Fourth Quarter and Full Year Financial Results” attached as Exhibit 99.1 to the Original 8-K. The financial information in the Original 8-K and Exhibit 99.01 attached thereto should not be relied upon.
Item 2.02 Results of Operations and Financial Condition.
     Earlier on March 12, 2010, the Company issued a press release with respect to its financial results for the quarter and year ended December 31, 2009 (the “First Press Release”). On the same date, the Company issued a new press release (the “Second Press Release”) to correct inadvertent errors in the financial information contained in the First Press Release. The Company has attached hereto a copy of the Second Press Release as Exhibit 99.1. The financial information contained in the Original 8-K and the First Press Release should not be relied upon.
     The information set forth herein, including Exhibit 99.1, is furnished pursuant to Item 2.02, “Results of Operations and Financial Condition” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section nor shall the information be deemed incorporated by reference in any filing of the Company, except as shall be expressly set forth by specific references in such filing.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits. The following exhibit is attached hereto and furnished herewith:

Exhibit No.	Identification of Exhibits
99.1	Press Release dated March 12, 2010

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VCG HOLDING CORP.
March 12, 2010	By:	/s/ Courtney Cowgill
Courtney Cowgill
Chief Financial and Accounting Officer